EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 2, 2021, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of The L.S. Starrett Company on Form 10-K for the year ended June 30, 2021, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Boston, Massachusetts

December 22, 2021